UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 16, 2013

VYSTAR CORPORATION
(Exact name of registrant as specified in its charter)

Georgia	000-53754	20-2027731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

3235 Satellite Blvd., Building 400, Suite 290, Duluth GA		30096
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(770) 965-0383

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Company’s Shareholders was held on September 16, 2013. Matters submitted to the shareholders and voted upon at the meeting, which are more fully described in the Company’s proxy statement, are as follows: (1) election of six members to the board of directors; (2) increase of authorized common stock to 150,000,000 shares; (3) ratification of the appointment of Porter Keadle Moore, LLC, as independent registered public accounting firm for the year ending December 31, 2013; (4) advisory vote on 2012 executive compensation; and (5) advisory vote recommending the frequency of advisory votes on executive compensation. Proposals (1), (2), (3) and (4) were approved by the shareholders. The shareholders recommended that the advisory vote on executive compensation be held every three years.

The following is a summary of the votes cast for and against, as well as the number of abstention and broker non-votes, as to each proposal, including a separate tabulation with respect to each nominee for director.

VOTES
	For	Against	Abstentions	Broker Non-Votes
(1) Election of six members to the board of directors:

William R. Doyle	16,052,884	295,846	636,098	0
J. Douglas Craft	16,273,940	74,790	636,098	0
Joseph C. Allegra, M.D.	16,333,440	15,290	636,098	0
Mitsy Y. Mangum	16,218,940	79,790	686,098	0
W. Dean Waters	16,223,940	74,790	686,098	0
D. Thomas Marsh	16,273,940	74,790	636,098	0

(2) Increase in authorized common stock to 150,000,000 shares	20,088,574	1,071,753	636,098	0

(3) Ratification of appointment of Porter Keadle Moore, LLC as independent registered public accounting firm	21,666,585	146,840	0	0

(4) Advisory Vote on 2012 executive compensation	14,796,274	99,790	2,088,765	0

(5) Advisory vote recommending the frequency of advisory votes on executive compensation

1 Year	3,241,804
2 Year	301,526
3 Year	11,580,234

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 3.1	Amendment to Articles of Incorporation dated September 20, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYSTAR CORPORATION

September 20, 2013	By:	/s/ William R. Doyle
William R. Doyle
Chairman, President and
Chief Executive Officer